PHOTOLOFT  ANNOUNCES  ACQUISITION  OF EXTREME VELOCITY GROUP TO FORM BRIGHTCUBE,
INC.

ACQUISITION MAKES PRINT ON DEMAND A REALITY FOR COMBINED $12 BILLION WHOLESALE ART AND PROFESSIONAL PHOTOGRAPHY MARKETS; ACQUISITION PROMOTES ACCELERATED REVENUE GROWTH

CAMPBELL, Calif.--(BUSINESS WIRE)--Dec. 8, 2000-- PhotoLoft, Inc. (OTCBB:BRCU - news; formerly OTCBB:LOFT) today announced that it has signed a definitive agreement to acquire privately held, Los Angeles based Extreme Velocity Group
(EVG), a provider of Internet and imaging solutions to the art market. Simultaneously, PhotoLoft announced that it would change its name to Brightcube, Inc. The Company will begin to trade under the new symbol BRCU (OTCBB) today, December 8, 2000.

The combination of PhotoLoft and EVG under the Brightcube name makes Print on Demand, or the ability to select an individual image, have it delivered to a remote location digitally, and printed at that location on high quality, archival papers and inks, a reality for retailers, photographers, and individual consumers. The acquisition will blend PhotoLoft's online Internet imaging infrastructure technology with EVG's first mover advantage in the art market and its rapidly growing nationwide network of offline brick and mortar art galleries and frame shops, and its proprietary line of inks and paper for digital applications. This combination will provide one of the most comprehensive business-to-business (``B2B'') solutions to the estimated combined $12 billion wholesale art and professional photography markets.

In connection with the acquisition, PhotoLoft will issue, in aggregate, approximately 18 million shares of its Common Stock for all of the outstanding capital stock of EVG. In addition, PhotoLoft agreed to pay an $800,000 payable of EVG and assume lines of credit in the aggregate of $690,000. EVG's innovative business model will provide Brightcube with a platform to rapidly increase revenues through multiple revenue streams. ``At EVG I have emphasized revenue and cash flow and will apply the same focus at Brightcube in order to rapidly achieve cash flow breakeven and profitability,'' comments Al Marco founder and President of EVG.

Subject to certain customary closing conditions, the acquisition is expected to close by December 31, 2000. Al Marco will be appointed as the Chief Executive Officer of Brightcube following the closing. The acquisition will be accounted for under purchase accounting.

Brightcube will focus on eliminating the inefficiencies associated with standard business practices in the art and photography industry, such as limited distribution resulting in limited choices to consumers, high cost of production and distribution and inventory risks. PhotoLoft has created a world-class digital imaging technology while EVG has successfully penetrated the fragmented fine art market by offering to its offline commercial clientele maximized efficiencies using the Internet. Brightcube represents a synergistic blending of both companies' online and offline resources to create multi-dimensional, one-stop-shop convenience that is expected to affect a paradigm shift in the way that professional photographers, art galleries and frame shops traditionally operate.


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``The  Internet is changing the digital imaging environment at light speed, with the change being led by the rapid growth in digital camera use and the technological advances in inkjet printing. While the greatest growth to date has been in the consumer arena, the professional photographic and art markets are the next frontier. On-demand delivery and printing of images will be a natural result of this,'' said Terren S. Peizer, Chairman of PhotoLoft. ``PhotoLoft was a early participant in the digital imaging infrastructure market, and EVG revolutionized the art world through the creation of an offline brick and mortar network tied together by the Internet. Now, Brightcube - for the first time - will bring together archival quality inks and papers by EVG, extensive photography and art image banks, color/quality management and delivery infrastructure required for Print On Demand to become an industry-preferred method of conducting real-world business.''

Fusion  Of  Resources

The acquisition with EVG by PhotoLoft represents a natural extension of PhotoLoft's online Internet imaging infrastructure strategy and positions Brightcube to facilitate the true realization of Print On Demand for the art and photography markets. With the new generation of ink jet printers available on the market coupled with Brightcube's superior quality inks and paper, extremely high quality prints can be quickly produced. Brightcube envisions deploying a network of these printers to its brick and mortar dealer network where consumers can choose a print and have it produced on demand, or to professional photography studios where digital technology supplants ``dark room'' production facilities to produce on-the-spot, superior quality photos - all on Brightcube's own line of high quality papers and using Brightcube's proprietary line of inks and all distributed via Brightcube's Internet imaging infrastructure.

As a leader in the delivery of Internet and imaging solutions that lower costs and increase distribution for the highly fragmented brick and mortar art dealer and frame shop industries, EVG currently has a paying dealer membership network covering approximately 1,000 zip codes, which it developed in less than one year. Consolidated under its recently launched business-based art portal (www.allartportal.com), EVG provides network members with an on-line retail art presence (www.FrameYourArt.com), an electronic exchange that allows members to purchase art and framing supplies from multiple vendors in one place, Web sites for Company dealers, and educational and business content specific to the industry. EVG earns revenues from network membership fees, electronic exchange fees and the sales of various products, including its own proprietary, award-winning ink jet papers and inks designed exclusively for use by the premium art and photography markets.

Expanding  Market  Opportunity

A 1999 Digital Imaging Marketing Association (DIMA) Report records that the photo printing market is one of the largest service segments of the U.S. economy, generating sales of over $140 billion in three main categories: paper and allied products ($50.6 billion), publishing ($5.5 billion) and printing ($84.6 billion). All segments of this market and that of the art market are rapidly going digital, thus dramatically changing how images are distributed and printed. For instance, Brightcube clients, including galleries, artists and photographers, will no longer be subjected to pre-printing/pre-press, handling, shipping or the physical stocking of inventory. Rather professionals will be afforded the opportunity to immediately upload hi-resolution images hosted on Brightcube Web sites from which these images, along with a vast array of products, will be made available for printing on demand and immediate framing consideration - without the customer ever leaving the premises. This, alone, creates a value-added proposition for photographers and art dealers seeking to establish the ways and means to enhance in-store revenue opportunities while significantly increasing customer convenience.


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``By  intimately  understanding  the  industry  space  and  rapidly  securing  a first-to-market position, Brightcube will move to capture markets that produce over 950 million images annually,'' continued Al Marco. ``Furthermore, we intend to dramatically expand our dealer network by yearend 2001 to encompass over 5,000 storefronts. With multiple Web sites, proprietary software infrastructure, comprehensive artist and photography image bank and the control of a dynamic recurring revenue source in our consumables, Brightcube intends to emerge as the industry acknowledged, full-service leader in the business-to-business digital imaging and Print On Demand markets.''

About  PhotoLoft,  Inc.

Launched in 1999, PhotoLoft has firmly established itself as a leading developer and provider of digital-imaging Internet infrastructure technology, and has focused on three primary segments - the traditional retail photo-finishing market, professional photographers with image assets and the online photo-sharing market. PhotoLoft solutions power leading customers such as Canon USA, FutureShop and Pakon. Please see www.brightcube.com for further information.

About  Extreme  Velocity  Group

EVG was formed in March 2000 to maximize and leverage the rapid growth and success of multiple sites previously operating under the banner of Frameyourart.com. EVG sites includes allartportal.com, FrameyourArt.com, AllArtBiz.com, Xtremegamut.com, and PhotoInkjet.com, representing a consortium of industry leaders that provide the means to continue successfully serving the needs of bricks-and-mortar galleries while capturing market share in emerging online markets and new technologies. Each EVG site has a clear vision, a history of successful operations and has experienced tremendous growth through the experienced leadership and sound execution of founder Albert Marco. Please see www.ev-g.com for additional information.

For more information, contact Roger Fortier (media relations) at McGrath/Power PR (408) 727-0351) e-mail: rogerf@mcgpr.com; Loren Brown or Jill Stephenson (investor relations) at Continental Capital Equity Corp, (407) 486-2001 e-mail: loren@insidewallstreet.com or mailto:jill@insidewallstreet.com.

Safe Harbor Statement of PhotoLoft, Inc. under the Private Securities Litigation Reform Act of 1995


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This  press  release may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us. Any estimates that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors. Such risk factors include, but are not limited to, the company expects to incur operating losses for the foreseeable future and quarterly results may vary considerably based upon many factors including its ability to: continue to develop, protect and commercialize its technology, attract and retain key management and technical personnel, delays or cost increases with respect to product and service introductions. Competition, growth of the web-based digital imaging, photo-sharing, art and e-commerce market will impact results. PhotoLoft will be dependent on raising capital and forming strategic alliances that could be highly dilutive to shareholders and there is no guarantee it will be able to raise capital on favorable terms if at all. Our Annual Report on Form 10-KSB, recent and forthcoming Quarterly Reports on Form 10-QSB, and other Securities and Exchange Commission filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reasons.


--------------------------------------------------------------------------------
Contact:

     McGrath/Power  PR,  Santa  Clara,  Calif
     Roger  Fortier  (media),  408/727-0351
     rogerf@mcgpr.com
     or
     Continental  Capital  &  Equity  Corp.
     Loren Brown (investor relations), 407/682-2001 loren@insidewallstreet.com


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